October 26, 2005

Friday Harbour, LLC
1786 S. Creek Drive
Osprey, FL 34229

Attn: Debra Duffey

This letter is to confirm that in connection with the Facility Loan Agreement between you and Invisa, Inc., as amended June 21, 2005, the term over which Invisa, Inc. may borrow funds under the Agreement has been extended until August 31, 2006. The due date for repayment for loans under the Agreement has also been extended until August 31, 2006. All other provisions of the Agreement shall remain in full force and effect.

by: ___________________________ by: ___________________________
Stephen A. Michael    Debra Duffey
Acting President